Metris Receivables, Inc.                                                Metris Master Trust                         Monthly Report
Securityholders' Statement                                                 Series 1999-2                                  Feb-2002
Section 5.2                                                                         Class A           Class B                Total
(i)  Security Amount .......................................................... 500,000,000.00     49,450,550.00    549,450,550.00
(ii)  Security Principal Distributed ..........................................           0.00                --              0.00
(iii)  Security Interest Distributed ..........................................     921,666.67                --        921,666.67
(iv)  Principal Collections ...................................................  21,113,178.34      2,088,116.56     23,201,294.90
(v)  Finance Charge Collections ...............................................   9,994,651.44        988,482.03     10,983,133.47
       Recoveries .............................................................      28,420.79          2,810.85         31,231.64
       Principal Funding Account Investment Earnings ..........................           0.00              0.00              0.00
       Accumulation Period Reserve Account Investment Earnings ................           0.00              0.00              0.00
         Total Finance Charge Collections .....................................  10,023,072.23        991,292.88     11,014,365.11
Total Collections .............................................................  31,136,250.57      3,079,409.44     34,215,660.01
           (vi) Aggregate Amount of Principal Receivables .....................             --                --  9,016,035,625.42
       Invested Amount (End of Month) ......................................... 500,000,000.00     49,450,550.00    549,450,550.00
       Floating Allocation Percentage .........................................      5.5456746%        0.5484733%        6.0941479%
       Fixed/Floating Allocation Percentage ...................................      5.5456746%        0.5484733%        6.0941479%
       Invested Amount (Beginning of Month) ................................... 500,000,000.00     49,450,550.00    549,450,550.00
       Average Daily Invested Amount ..........................................             --                --    549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .................             --                --                --
       Current ................................................................             --             84.40% 8,025,028,520.07
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .............             --              5.89%   560,225,476.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ............             --              2.80%   266,715,053.95
       90 Days and Over (60+ Days Contractually Delinquent) ...................             --              6.91%   656,764,835.35
Total Receivables .............................................................             --            100.00% 9,508,733,885.44
              (viii) Aggregate Investor Default Amount ........................             --                --      6,046,171.47
         As a % of Average Daily Invested Amount ..............................             --                --                --
        (Annualized based on 365 days/year) ...................................             --                --             14.34%
(ix)  Charge-Offs .............................................................           0.00              0.00              0.00%
(x)  Servicing Fee ............................................................             --                --        842,992.62
(xi)  Unreimbursed Redirected Principal Collections ...........................             --                --              0.00
(xii)  Excess Funding Account Balance .........................................             --                --              0.00
(xiii)  New Accounts Added ....................................................             --                --            42,713
(xiv)  Average Gross Portfolio Yield ..........................................             --                --             26.13%
         Average Net Portfolio Yield ..........................................             --                --             11.79%
(xv)  Minimum Base Rate .......................................................             --                --              4.37%
        Excess Spread .........................................................             --                --              7.42%
(xvi)  Principal Funding Account Balance ......................................             --                --              0.00
(xvii)  Accumulation Shortfall ................................................             --                --              0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period .......             --                --         July 2005
        Accumulation Period Length ............................................             --                --               N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..................             --                --              0.00
        Required Reserve Account Amount .......................................             --                --              0.00
        Available Reserve Account Amount ......................................             --                --              0.00
        Covered Amount ........................................................             --                --              0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...........................             --                --    500,000,000.00
        Deposit to the Caps Proceeds Account ..................................             --                --              0.00
(xxi)  Policy Claim Amount ....................................................             --                --              0.00

Each February, the Metris Master Trust results are affected by the short calendar month. The February 2002 reported monthly default rate of 14.3% would have been 13.4% in a 30-day calendar month. The February 2002 reported monthly yield of 26.1% would have been 26.8% in a 30 day calendar month. The resulting weighted average excess spread for all series of 7.0% would have been 8.6%.